UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4651 Salisbury Road, Suite 400
Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.

On October 7, 2020, the Southern Ohio Port Authority (“SOPA”) issued certain revenue Bonds pursuant to an Indenture of Trust dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between SOPA and UMB Bank, N.A., as Trustee (“Trustee”), and loaned the proceeds from their sale to PureCycle: Ohio LLC (“PCO”), an Ohio limited liability company and indirect wholly-owned subsidiary of PureCycle Technologies, Inc. (the “Company”), pursuant to a Loan Agreement dated as of October 1, 2020, between SOPA and PCO (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to be used to, among other things, acquire, construct and equip the Company’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture.

On May 7, 2024, PureCycle Technologies LLC, an indirect wholly owned subsidiary of the Company (the “Guarantor), and Pure Plastic LLC (“Pure Plastic”), a Delaware limited liability company, executed a bond purchase agreement (as subsequently amended and restated, the “Amended and Restated Bond Purchase Agreement”), whereby Pure Plastic purchased approximately $94.3 million in aggregate par amount of Bonds owned by the Guarantor (the “Purchased Bonds”), which included the obligation for the Guarantor to undertake best efforts to obtain SOPA’s authorization, on or before June 14, 2024, to enter into a Fifth Supplemental Indenture (as defined below).

On June 14, 2024, SOPA, as Issuer, PCO, the Guarantor, PCTO Holdco LLC, a Delaware limited liability company and affiliate of PCO (the pledgor under the Equity Pledge and Security Agreement (as defined in the Fifth Supplemental Indenture) and the Trustee entered into the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) which amended certain provisions of the Indenture including (a) redefining “Majority Holders” to be the Holders of seventy-five percent (75%) in aggregate principal amount of the Senior Bonds then Outstanding, or if no Senior Bonds are then Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of Bonds then Outstanding, and (b) amending the lead paragraph of Section 10.02(a) of the Indenture by raising the threshold for consenting to and approving the execution by the Issuer and the Trustee of Supplemental Indentures from “Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Bonds” to “Holders of not less than 75% in aggregate principal amount of the Outstanding Senior Bonds” with the limited exceptions therein stated.

The foregoing description of the Fifth Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Fifth Supplemental Indenture, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Fifth Supplemental Indenture, dated as of June 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	June 14, 2024	By:	/s/ Brad S. Kalter
Brad S. Kalter, General Counsel and Corporate Secretary